RESULTS OF SHAREHOLDER MEETING
                          PHOENIX OPPORTUNITIES TRUST
                                October 31, 2006
                                  (Unaudited)

 At a special meeting of shareholders of Phoenix Opportunities Trust (the "Trust") held on October 31, 2006, shareholders voted on the following proposals:

Number of Eligible Units Voted:
                                     For         Against

To elect eleven Trustees to
serve on the Board of
Trustees until the next
meeting of shareholders at
which Trustees are elected.

E. Virgil Conway                  121,064,647    625,812
Harry Dalzell-Payne               121,064,647    625,812
Daniel T. Geraci                  121,051,683    638,777
Francis E. Jeffries               121,064,647    625,812
Leroy Keith, Jr.                  121,064,647    625,812
Marilyn E. LaMarche               121,063,658    626,802
Philip R. McLoughlin.             121,064,647    625,812
Geraldine M. McNamara             121,063,658    626,802
James M. Oates                    121,064,647    625,812
Richard E. Segerson               121,064,647    625,812
Ferdinand L. J. Verdonck          121,064,647    625,812


      			            For         Against   Abstain

To ratify the appointment of
PricewaterhouseCoopers LLP as
the independent registered
public accounting firm for
the Trusts.                     120,692,791     177,364   820,305


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                          RESULTS OF SHAREHOLDER MEETING
                           PHOENIX OPPORTUNITIES TRUST
                                November 21, 2006
                                   (Unaudited)

 At a special meeting of shareholders of Phoenix Real Estate Securities Fund (each a "Fund"), a series of Phoenix Opportunities Trust (the "Trust") held on November 21, 2006, shareholders voted on the following proposals:

Number of Eligible Units Voted:

The information will be in the following order:
For
Against
Abstain
Broker Non-Votes

To permit PIC to hire and replace subadvisers or to modify subadvisory agreements without shareholder approval
12,002,345
740,722
299,828
5,946,651

Amendment of fundamental restrictions of the Funds with respect to loans
11,905,288
796,266
341,341
5,946,651

To reclassify the investment objective of the Investment Objective Funds from fundamental to non-fundamental
11,446,743
974,502
621,650
5,946,651

Shareholders of Phoenix Real Estate Securities Fund did not approve these proposals.